EXHIBIT 32.1

                           SECTION 1350 CERTIFICATIONS



     In connection with the Annual Report of Cubic Energy, Inc. (the "Company") on Form 10-KSB for the annual period ended June 30, 2004, as filed with the SEC on the date hereof (the "Report"), the undersigned, in the capacities and date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:  September 27, 2004    /s/ Calvin A. Wallen III
                             -------------------------
                             Calvin A. Wallen, III,
                             Chief Executive Officer and Chief Financial Officer